UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

COJAX OIL AND GAS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-232845 (Commission File Number)	46-1892622 (I.R.S. Employer Identification No.)

3033 Wilson Boulevard, Suite E-605 Arlington, Virginia (Address of principal executive offices)	22201 (Zip Code)

Registrant’s telephone number, including area code: (703) 216-8606

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of September 30, 2021, CoJax Oil and Gas Corporation, a Virginia corporation (the “Company”) issued the Second Amended and Restated Promissory Note (the “Second Restated Note”) in favor of Central Operating, LLC, a Mississippi limited liability company (the “Lender”).  The Company previously issued to the Lender the Amended and Restated Note dated May 29, 2021 (the “First Restated Note”), which amended and restated in its entirety that certain promissory note dated June 1, 2019 (the “Original Note”) in the principal amount of $2,700,000 issued by Barrister Energy, LLC, a Mississippi limited liability company (“Barrister”), the initial borrower of the Original Note, in favor of the Lender, which Original Note was amended on May 14, 2020 and assigned on June 16, 2020 by Barrister to the Company by that certain Assignment, Assumption and Amendment of Promissory Note (the “Assumed Debt”).  The Second Restated Note extended the repayment of the Assumed Debt from October 1, 2021 to April 1, 2022, the new maturity date, without changing any additional terms of the First Restated Note.

The foregoing summary of the Second Restated Note does not purport to be complete and is qualified in its entirety by reference to the Second Restated Note, a copy of which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

4.1	Second Amended and Restated Promissory Note, dated September 30, 2021, issued to Central Operating, LLC in the principal amount of $2,700,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2021
	By:	/s/ Jeffrey J. Guzy
	Name:	Jeffrey J. Guzy
	Title:	Chief Executive Officer